UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2013

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-30734 (Commission File Number)	80-0551965 (I.R.S. Employer Identification No.)

160 Broadway 13th Floor, New York, NY 10038

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 443-2380

                                                     None

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

On September 23, 2013,  Corporate Resource Services, Inc. (the “Company”) entered into an Executive Employment Agreement (the “Employment Agreement”),  with John P. Messina, Sr., President, Chief Executive Officer and Chairman of the Company’s Board of Directors (the ”Board”).  Under the Employment Agreement, Mr. Messina shall receive an annual base salary of $208,000, which the Company may increase at its discretion, and Mr. Messina will be eligible to receive a discretionary bonus, based on his performance if and when determined by the Board.  Mr. Messina also receives health benefits, a monthly membership for a health and fitness facility as well as a complete annual physical.  A copy of the Employment Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 8.01.  Other Events

On October 2, 2013, the Company issued a press release (the “Press Release”) announcing that it is expanding the Professional Services segment of its business.  Over the past eighteen months the Company has been building its higher margin accounting and finance staffing and recruiting services practice, spearheaded from the Company’s Irvine, California and New York City offices.  A copy of the Press Release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d)Exhibits

10.1Employment Agreement, dated as of September 23, 2013, by and between Corporate Resource Services, Inc. and John P. Messina, Sr.

99.1Press Release of Corporate Resource Services, Inc. dated October 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corporate Resource Services, Inc.

By:	/s/ John P. Messina, Sr.
Name	John P. Messina
Title	Chief Executive Officer

Date:  October 4, 2013